Exhibit 10.27

RESTRICTED STOCK AGREEMENT

SCOTT R. WALLACE

THIS AGREEMENT, effective as of April 20, 2012, is made by and between HOMEOWNERS CHOICE, INC., a Florida corporation hereinafter referred to as the “Company,” and Scott R. Wallace, an employee or employee to be of the Company, hereinafter referred to as the “Grantee.”

BACKGROUND STATEMENT

This Agreement deals with shares of the Company’s Common Stock granted to the Grantee pursuant to the Homeowners Choice, Inc. 2007 Stock Option and Incentive Plan, as it may be amended from time to time (the “Plan”), the provisions of which are hereby incorporated by reference and made a part of this Agreement. The Committee, appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to award Restricted Stock to the Grantee as an inducement to continue serving the Company and as an incentive for increased efforts during such service.

NOW, THEREFORE, in reliance upon the foregoing background statement, the Company and the Grantee agree to the following terms and conditions.

ARTICLE I.

DEFINITIONS

Unless the context clearly indicates a different meaning, the following terms, when capitalized, will have the meanings specified below and capitalized terms used in this Agreement without definition will have the meanings ascribed to such terms in the Plan.

Section 1.01 Board

“Board” means the Board of Directors of the Company.

Section 1.02 Change in Control

“Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(a) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which the Board does not recommend such shareholders to accept; or;

(b) there is a change in the composition of the Board over a period of 36 consecutive months (or fewer) such that a majority of the Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

Section 1.03 Closing Price

“Closing Price” for any trading day means the last reported sale price per share of the Common Stock on the NASDAQ Global Select Market or other principal exchange or market upon which the Common Stock trades.

Section 1.04 Code

“Code” means the Internal Revenue Code of 1986, as amended.

Section 1.05 Committee

“Committee” means the Compensation Committee of the Board, or another committee of the Board, appointed as provided in Section 2.b.of the Plan.

Section 1.05 Common Stock

“Common Stock” means the common stock of the Company, no par value per share.

Section 1.06 Company

“Company” means Homeowners Choice, Inc., a Florida corporation.

Section 1.07 Corporate Transaction

“Corporate Transaction” shall mean any of the following shareholder-approved transactions to which the Company is a party:

(a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon the Plan and all Options are assumed by the successor entity;

(b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to subsection (a), above; or

(c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred or issued to a person or persons different from those who held such securities immediately before such merger.

Section 1.08 Director

“Director” means a member of the Board.

Section 1.09 Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and regulations thereunder. References to any provision of the Exchange Act will be deemed to include successor provisions thereto and regulations thereunder.

Section 1.10 Grant Date

“Grant Date” means the effective date of this Agreement.

Section 1.11 Plan

“Plan” means Homeowners Choice, Inc. 2007 Stock Option and Incentive Plan, as it may be amended from time to time.

Section 1.12 Restricted Shares

“Restricted Shares” means the shares of Restricted Stock awarded pursuant to this Agreement and subject to the Restrictions (i.e. shares of Restricted Stock for which the Restrictions have not lapsed or been waived).

Section 1.13. Restricted Stock

“Restricted Stock” means shares of Common Shares awarded under Section 5 of the Plan.

Section 1.14 Restrictions.

“Restrictions” means all the restrictions set forth in Article III of this Agreement, including restrictions on dispositions, encumbrances and creditor claims and the right of purchase.

Section 1.15 Rule 16b-3

“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.

Section 1.16. Secretary

“Secretary” means the Secretary of the Company.

Section 1.17. Securities Act

“Securities Act” means the Securities Act of 1933, as amended from time to time, and regulations thereunder. References to a provision of the Securities Act will be deemed to include successor provisions thereto and regulations thereunder.

Section 1.18. Subsidiary

“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.19. Termination of Employment

“Termination of Employment” means the time when the employee-employer relationship between the Grantee and the Company is terminated for any reason, with or without cause, including, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of the Grantee by the Company, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company with the former employee. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries will not be considered a Termination of Employment. The Committee, in its absolute discretion, will determine the effect of all matters and questions relating to Termination of Employment, including whether particular leaves of absence constitute Terminations of Employment. If the Grantee is employed by a Subsidiary, then a Termination of Employment will occur if the Subsidiary ceases to be a Subsidiary and the Grantee does not immediately thereafter become an employee or a consultant to the Company or another Subsidiary. Notwithstanding any other provision of this Agreement or of the Plan, the Company and any Subsidiary has an absolute and unrestricted right to terminate the Grantee’s employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

Section 1.20. Vesting Date

“Vesting Date” means April 15, 2012.

ARTICLE II

AWARD OF RESTRICTED SHARES

Section 2.01. Award of Restricted Stock

The Company does hereby award to the Grantee an aggregate of 100,000 shares of Restricted Stock upon the terms and conditions set forth in this Agreement.

Section 2.02. Consideration to Company

The Restricted Stock is issued solely in exchange for Grantee’s execution of this Agreement and the Grantee’s promise to render faithful and efficient services to the Company. Nothing in this Agreement or in the Plan will confer upon the Grantee any right to continue in the employ of the Company or any Subsidiary, or will interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Grantee at any time for any reason whatsoever, with or without cause.

ARTICLE III

RESTRICTIONS

Section 3.01. General Restrictions

The Restricted Shares and any interest in the Plan or this Agreement may not be sold, transferred, assigned, conveyed, pledged, mortgaged, hypothecated or otherwise disposed of or encumbered, other than by will or the laws of descent and distribution, whether voluntary or involuntary, by operation of law or by or pursuant to judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and will not be subject to claims of the Grantee’s creditors. Any attempted disposition or encumbrance of the Restricted Shares will be null and void and of no effect. The Company may issue stop-transfer orders covering the Restricted Shares.

Section 3.02. Stock Dividends and Splits.

Shares of Common Stock or other securities distributed in connection with a dividend on Common Stock or stock split will be deemed Restricted Shares subject to the Restrictions of this Article III to the same extent as the Restricted Shares with respect to which such shares of Common Stock or other securities were distributed.

Section 3.03. Purchase of Restricted Shares

Immediately upon the Grantee’s Termination of Employment, the Company will repurchase from the Grantee and the Grantee will sell to the Company all Restricted Shares (and deemed Restricted Shares) at price equal to $00.001 per Restricted Share. The price for other securities will be an equivalent measure to the foregoing price as determined by the Committee, in good faith.

ARTICLE IV.

PERIOD OF RESTRICTIONS

Section 4.01. Lapse of Restrictions

(a) Subject to subsection (d) of this Section and Section 4.02, with respect 50,000 shares of the Restricted Stock issued hereunder the Restrictions will lapse in annual increments of 10,000 shares beginning on the first anniversary of the Vesting Date.

(b) Subject to subsection (d) of this Section and Section 4.02, with respect to the remaining 50,000 shares of the Restricted Stock issued hereunder the Restrictions will lapse —

(i) as to 10,000 shares, one year after the Closing Price equals or exceeds $12 per share for 20 consecutive trading days;

(ii) as to 10,000 shares, one year after the Closing Price equals or exceeds $14 per share for 20 consecutive trading days;

(iii) as to 10,000 shares, one year after the Closing Price equals or exceeds $16 per share for 20 consecutive trading days;

(iv) as to 10,000 shares, one year after the Closing Price equals or exceeds $18 per share for 20 consecutive trading days;

(v) as to 10,000 shares one year after the Closing Price equals or exceeds $20 per share for 20 consecutive trading days;

(c) The Restrictions with respect to shares and other securities deemed to be Restricted Shares will lapse in a manner consistent with the foregoing as the Committee may determine in good faith. In addition, the Committee will make good faith adjustments in the event a reverse stock split or combination of shares.

(d) No Restrictions will lapse after Termination of Employment or after six years have elapsed from the Vesting Date.

Section 4.02. Acceleration of Lapse

Notwithstanding the provisions of Section 4.01, the Restrictions will lapse in their entirety upon the occurrence of a Change of Control and immediately prior to a Corporate Transaction. However, in the case of a Corporate Transaction the restrictions will not lapse to the extent the Restricted Shares and the associated rights are, in connection with the Corporate Transaction, to be replaced with a comparable right with respect to shares of the capital stock of the successor or survivor corporation (or parent thereof).

ARTICLE V.

SHAREHOLDER RIGHTS

Section 5.01. Generally

Except as otherwise provided in this Agreement, the Grantee will have all of the rights of a shareholder in connection with the Restricted Shares, including the right to vote Restricted Shares and the right to receive dividends thereon.

Section 5.02. Certificates

(a) The Company will issue certificates representing the Restricted Shares registered in Grantee’s name. Certificates representing Restricted Shares or any securities deemed to be restricted securities will not be delivered to the Grantee but will be delivered to the Company to be held by the Company for the benefit of the Grantee. The Grantee will deliver to the Company a stock power relating to the Restricted Shares and any deemed restricted Shares endorsed in blank.

(b) Upon the lapse of the Restrictions in accordance with the terms of Article IV or the waiver of the Restrictions by the Company and provided the Grantee has paid applicable withholding taxes as set forth in Section 6.03, the Company will deliver to the Grantee certificates representing the shares of Restricted Stock or other securities for which the Restrictions have lapsed or been waived, as the case may be.

(c) Certificates representing Restricted Shares and securities deemed to be Restricted Shares will bear an appropriate legend referring to the Restrictions as well as any other legends as the Company may require to ensure compliance with the Securities Act and state and other securities laws.

ARTICLE VI.

OTHER PROVISIONS

Section 6.01. Administration

This Agreement is subject to the Plan, the provisions of which are incorporated herein by reference. In the event of any conflict between the provisions of the Plan and of this Agreement, the provisions of the Plan will control. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Grantee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Restricted Shares. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Section 6.02. Notices

Any notice to be given under the terms of this Agreement to the Company will be addressed to the Company in care of its secretary, and any notice to be given to the Grantee will be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 6.02, either party may hereafter designate a different address for notices to be given to the party. Any notice which is required to be given to the Grantee will, if the Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of such status and address by written notice under this Section 6.02. Any notice will be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 6.03. Taxes and Withholding

The Grantee agrees to pay to the Company (or applicable Subsidiary) and consents to the withholding of salary by the Company (or applicable Subsidiary) of all amounts which, under federal, state or local tax law, is required to be withheld in connection with the award of the Restricted Shares, including the lapse of the Restrictions and risk of forfeiture. With the consent of the Committee, Shares owned by the Grantee, duly endorsed for transfer, with a fair market value on the date of delivery equal to the sums required to be withheld, may be used to make all or part of such payment.

Section 6.05. Construction

This Agreement will be construed without regard to which party was responsible for its preparation. Wherever from the context it appears appropriate, each term stated in either the singular or the plural will include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender will include the other genders. The words “Agreement,” “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this contract as a whole, including documents incorporated by reference, and not to any particular provision of this contract. Whenever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.” The various headings contained in this Agreement are inserted solely for convenience of reference and in no way define, limit or extend the scope or intent of any of the provisions of this Agreement.

Section 6.06. Conformity to Securities Laws

The Grantee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan will be administered, and the Restricted Shares issued only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement will be deemed amended to the extent necessary to conform to such laws, rules and regulations. The Grantee agrees to execute and deliver to the Company such documents as the Committee determines to be necessary or desirable to ensure compliance with the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to effect compliance with the Securities Act and any other federal or state securities laws or regulations.

Section 6.07. Amendments

The Committee (or the Board as the case may be) may amend, alter, suspend, discontinue, or terminate the Plan or this Agreement; provided however, that without the Grantee’s consent no amendment, alteration, suspension, discontinuation, or termination of the Plan or this Agreement may materially and adversely affect the Grantee’s rights under this Agreement. No amendment will be effective unless set forth in a writing agreed to and delivered by the Committee.

Section 6.08 Governing Law

This Agreement will be administered, interpreted and enforced under the internal laws of the State of Florida without regard to its principles of conflicts of laws.

Section 6.09. Entire Agreement

With respect to its subject matter, this Agreement supersedes all prior discussions and agreements between the Company (and its Subsidiaries) and the Grantee including previous employment offer letters and oral agreements, and, together with any attachments, exhibits and documents incorporated by reference, contains the sole and entire Agreement among them. Notwithstanding the foregoing, unless specifically stated, this Agreement does not supersede agreements dealing with previously awarded of Restricted Shares.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

HOMEOWNERS CHOICE, INC.

By:
Paresh Patel
Chief Executive Officer

Scott R. Wallace

11036 Turnbridge Dr. Jacksonville, Florida 32256